Exhibit 4.2
DELPHI FINANCIAL GROUP, INC.
and
U.S. BANK NATIONAL ASSOCIATION
Trustee

FIRST SUPPLEMENTAL INDENTURE
Dated as of January 20, 2010

$250,000,000
7.875% Senior Notes
Due 2020

TABLE OF CONTENTS1

		Page
	ARTICLE I

	7.875% Senior Notes

SECTION 1.1	Establishment	2
SECTION 1.2	Definitions	2
SECTION 1.3	Payment of Principal and Interest	4
SECTION 1.4	Interest Rate Adjustment	5
SECTION 1.5	Payment of Additional Amount by a Foreign Successor Issuer	6
SECTION 1.6	Denominations	8
SECTION 1.7	Global Securities	9
SECTION 1.8	Redemption; No Sinking Fund	10
SECTION 1.9	Tax Redemption.	10
SECTION 1.10	Paying Agent	11

	ARTICLE II

	Event of Default

SECTION 2.1	Event of Default	11

	ARTICLE III

	Covenants

SECTION 3.1	Company May Consolidate, Etc. Only on Certain Terms	13
SECTION 3.2	Successor Substituted	14
SECTION 3.3	Limitation on Liens	14

	ARTICLE IV

	Miscellaneous Provisions

SECTION 4.1	Recitals by Company	14
SECTION 4.2	Ratification and Incorporation of Original Indenture	14
SECTION 4.3	Governing Law	14
SECTION 4.4	Executed in Counterparts	15
EXHIBIT A     Form of 7.875% Senior Note Due January 31, 2020
EXHIBIT B     Certificate of Authentication

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

-i-

     THIS FIRST SUPPLEMENTAL INDENTURE is made as of the 20th day of January, 2010, by and between DELPHI FINANCIAL GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (herein called the “Trustee”).
WITNESSETH:
     WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of January 20, 2010 (the “Original Indenture”) with the Trustee;
     WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as may be amended and supplemented to the date hereof, including by this First Supplemental Indenture, is herein called the “Indenture”;
     WHEREAS, under the Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;
     WHEREAS, the Company proposes to create under the Indenture a series of Securities;
     WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified;
     WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed;
     WHEREAS, Section 801(6) of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities;
     WHEREAS, Section 801(10) of the Original Indenture provides that the Company and Trustee may enter into indentures supplemental to the Original Indenture to change or eliminate any of the provisions of the Original Indenture;
     WHEREAS, the Company desires to delete Section 501 of the Original Indenture as set forth in Section 2.1 of this First Supplemental Indenture, with such modification to be effective as to the 7.875% Notes and any series of Securities subsequently created unless otherwise provided in such series or in a supplemental indenture creating such series;
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
7.875% Senior Notes
     SECTION 1.1 Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 7.875% Senior Notes due January 31, 2020 (the “7.875% Notes”).
     The initial aggregate principal amount of the 7.875% Notes which may be authenticated and delivered under this Indenture is limited to $250,000,000, except for the 7.875% Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 7.875% Notes pursuant to Sections 304, 305, 306 or 1003 of the Original Indenture. The series may be reopened subsequent to the issuance of the 7.875% Notes and additional 7.875% Notes issued. Any 7.875% Notes issued pursuant to such reopening shall be consolidated with the outstanding 7.875% Notes as a single series.
     The 7.875% Notes shall be in substantially the form set out in Exhibit A hereto, and the form of the Trustee’s Certificate of Authentication for the 7.875% Notes shall be in substantially the form set forth in Exhibit B hereto.
     Each 7.875% Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
     SECTION 1.2 Definitions.
     The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
     “Additional Amounts” has the meaning ascribed to such term in Section 1.8.
     “2007 Junior Debentures” means the 7.376% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 issued by the Company pursuant to a first supplemental indenture and an indenture, in each case dated May 23, 2007, between the Company and U.S. Bank National Association as trustee.
     “2033 Senior Notes” means the 8.00% Senior Notes due 2033 issued by the Company pursuant to a first supplemental indenture and an indenture, in each case dated May 20, 2003, between the Company and Wilmington Trust Company, as trustee.
     “Business Day” shall mean a day other than a day on which banks in New York, New York are authorized or required by law, executive order or regulation to remain closed.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the 7.875% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.
     “Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Fitch” means Fitch Ratings and its successors.
     “Foreign Successor Issuer” means any entity that is organized in Bermuda, Canada, a European Union Member State or Switzerland and becomes a successor of the Company as a result of a merger or consolidation of the Company with and into such entity or conveyance, or the transfer or lease of the properties and assets of the Company substantially as an entirety to such entity or conveyance, in each case after the date hereof and in accordance with the provisions set forth in Section 3.1.
     “Independent Investment Banker” means Banc of America Securities LLC or Wells Fargo Securities, LLC, as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Interest Payment Dates” means January 31 and July 31 of each year, beginning July 31, 2010.
     “Moody’s” means Moody’s Investors Service, Inc. and its successors.
     “Reference Treasury Dealer” means (1) Banc of America Securities LLC and a primary treasury dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the Independent Investment Banker.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Regular Record Date” means January 15 and July 15 of each year, beginning July 15, 2010.
     “Relevant Taxing Jurisdiction” has the meaning ascribed to such term in Section 1.5.

     “Restricted Subsidiary” means any present or future Subsidiary of the Company, the consolidated total assets of which constitute at least 15% of the Company’s total consolidated assets; and any successor to any such Subsidiary.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Stated Maturity” means January 31, 2020.
     “Taxes” has the meaning ascribed to such term in Section 1.8.
     “Treasury Rate” means, with respect to any redemption date:
•	the yield to maturity, under the heading which represents the average for the calendar week immediately preceding the date of calculation, as compiled and published in the most recently published statistical release designated “H.15(519)” that has become publicly available for at least three business days prior to such redemption date, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest one-twelfth of a year); or

•	if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
     “Underwriting Agreement” means that certain Underwriting Agreement dated January 14, 2010 among the Company, Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.
     SECTION 1.3 Payment of Principal and Interest. The unpaid principal amount of the 7.875% Notes shall bear interest at the rate of 7.875% per annum until paid or duly provided for, such interest to accrue from January 20, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the 7.875% Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable at the Stated Maturity of principal or on a redemption date as provided herein will be paid to the Person to whom principal is payable.

     Payments of interest on the 7.875% Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the 7.875% Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semi-annual interest period will be computed on the basis of the actual number of days elapsed in a 180-day period. In the event that any date on which interest is payable on the 7.875% Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.
     Payment of the principal and interest on the 7.875% Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the Stated Maturity or at earlier redemption of any 7.875% Notes being made upon surrender of such 7.875% Notes to the Paying Agent. Payment in respect of the 7.875% Notes represented as Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. With respect to 7.875% Notes in certificated form, the Company will make all payments of principal and interest by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     SECTION 1.4 Interest Rate Adjustment. If the rating on the 7.875% Notes from Moody’s, S&P, or Fitch, is a rating set forth in the immediately following table, the per annum interest rate on the 7.875% Notes will increase from that set forth herein by the percentage set forth opposite that rating; however, for this purpose, only the two lowest of the rating levels of Moody’s, S&P and Fitch shall be taken into account:

Rating	Rating Agency
Levels	Moody’s	S&P	Fitch	Percentage

1	Ba1	BB+	BB+	0.25%
2	Ba2	BB	BB	0.50%
3	Ba3	BB-	BB-	0.75%
4	B1 or below	B+ or below	B+ or below	1.00%
     If any of Moody’s, S&P or Fitch subsequently increases its rating with respect to the 7.875% Notes to or above any of the threshold ratings set forth above, the per annum interest rate on such 7.875% Notes will be decreased such that the per annum interest rate equals the interest rate set forth herein plus the percentages (if any) applicable to the lowest two ratings levels of Moody’s, S&P and Fitch in effect immediately following the increase.
     Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments. In no event shall (1) the per annum interest rate on the 7.875% Notes be re-

duced below the interest rate set forth herein, and (2) the total increase in the per annum interest rate on the 7.875% Notes exceed 2.00% above the interest rate set forth herein.
     If any two of Moody’s, S&P or Fitch ceases to provide a rating of the 7.875% Notes, any subsequent increase or decrease in the interest rate of the 7.875% Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above.
     No adjustments in the interest rate of the 7.875% Notes shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If all of Moody’s, S&P and Fitch cease to provide a rating of the 7.875% Notes, the interest rate on the 7.875% Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the 7.875% Notes on the date of their issuance.
     Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requires an adjustment in the interest rate. If any of Moody’s, S&P or Fitch changes its rating of the 7.875% Notes more than once during any particular interest period, the last such change to occur will control in the event of a conflict.
     The interest rate on the 7.875% Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the 7.875% Notes become rated A3, A- or A- or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by both such rating agencies.
     Promptly after any change in the interest rate on the 7.875% Notes as provided above, the Company shall notify the Trustee in writing that (i) the effective date the interest rate on the 7.875% Notes has changed in accordance with this Section 1.4; (ii) the amount of the related increase or decrease; and (iii) the new interest rate on the 7.875% Notes.
     SECTION 1.5 Payment of Additional Amount by a Foreign Successor Issuer. All payments made under or with respect to the 7.875% Notes by any Foreign Successor Issuer will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including related penalties and interest) of whatever nature (collectively, “Taxes”) imposed or levied by or on behalf of any jurisdiction in which such Foreign Successor Issuer is organized or resident for tax purposes or from or through which such Foreign Successor Issuer makes any payment on the 7.875% Notes or any department or political subdivision thereof (each, a “Relevant Taxing Jurisdiction”), unless such Foreign Successor Issuer is required by law to withhold or deduct Taxes. If a Foreign Successor Issuer is required by law to withhold or deduct any amount for or on account of Taxes of a Relevant Taxing Jurisdiction from any payment made under or with respect to the 7.875% Notes, the Foreign Successor Issuer, subject to the exceptions listed below, will pay additional amounts (“Additional Amounts”) as may be necessary to ensure that the net amount received by each Holder of the 7.875% Notes after such withholding or deduction (including withholding or deduction attributable to Additional Amounts payable hereunder) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted.
     A Foreign Successor Issuer will not, however, pay Additional Amounts to a Holder or beneficial owner of 7.875% Notes:
     (a) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for any present or former connection of the Holder or beneficial owner with the Relevant Taxing Jurisdiction (other than a connection resulting solely from the ownership of 7.875% Notes);
     (b) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the failure of the Holder or beneficial owner of 7.875% Notes, following the Foreign Successor Issuer’s written request (or other applicable withholding agent’s request) addressed to the Holder, to the extent such Holder or beneficial owner is legally eligible to do so, to comply with any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Relevant Taxing Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);
     (c) with respect to any estate, inheritance, gift, sales, use, transfer, value added, personal property, excise or any similar Taxes;
     (d) if such Holder of 7.875% Notes is a fiduciary or partnership or person other than the sole beneficial owner of such payment, to the extent the Taxes giving rise to such Additional Amounts would not have been imposed on such payment had the Holder been the beneficiary, partner or sole beneficial owner, as the case may be, of such note;
     (e) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed but for the presentation by the Holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
     (f) with respect to any withholding or deduction that is imposed on a payment to an individual and that is required to be made pursuant to the European Council Directive on the taxation of savings income that was adopted by the ECOFIN Council on June 3, 2003 or any law implementing or complying with, or introduced in order to conform to, such directive (the “EU Savings Tax Directive”) or is required to be made pursuant to the Agreement between the European Community and the Swiss Confederation dated October 26, 2004 providing for measures equivalent to those laid down in the EU Savings Tax Directive (the “EU-Swiss Savings Tax Agreement”) or any law or other governmental regulation implementing or complying with, or introduced in order to conform to, such agreements;
     (g) to the extent the Taxes giving rise to such Additional Amounts would not have been imposed if the 7.875% Notes were presented for payment in another jurisdiction within the European Union;

     (h) with respect to any Tax imposed by the United States, any state thereof or the District of Columbia;
     (i) with respect to any Tax that is payable other than by withholding or deduction at source; or
     (j) any combination of items (a), (b), (c), (d), (e), (f), (g), (h) and (i) above.
     A Foreign Successor Issuer will (i) make any such withholding or deduction required by law to be made by such Foreign Successor Issuer and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Foreign Successor Issuer will make reasonable efforts to obtain certified copies of tax receipts evidencing any payment by the Foreign Successor Issuer of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes. The Foreign Successor Issuer will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Foreign Successor Issuer, such other documentation that provides reasonable evidence of such payment by the Foreign Successor Issuer.
     At least 30 calendar days prior to each date on which any payment under or with respect to the 7.875% Notes is due and payable, if the Foreign Successor Issuer will be obligated to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 40th day prior to the date on which payment under or with respect to the 7.875% Notes is due and payable, in which case it will be promptly thereafter), the Foreign Successor Issuer will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders of the 7.875% Notes on the payment date. The Foreign Successor Issuer will promptly publish a notice in accordance Article 10 of the Original Indenture stating that such Additional Amounts will be payable and describing the obligation to pay such amounts.
The obligations described under this Section 1.5 will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any successor to any Foreign Successor Issuer which successor is organized in Bermuda, Canada, a European Union Member State or Switzerland, and, subject to the exceptions described above, to any Taxes imposed by any jurisdiction in which such successor is organized or is resident for tax purposes or any jurisdiction from or through which payment is made by such successor or any department or political subdivision thereof. Whenever this Indenture refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any 7.875% Note, such reference includes the payment of Additional Amounts as described hereunder, if applicable.
     SECTION 1.6 Denominations. The 7.875% Notes may be issued in denominations of $2,000 each or integral multiplies of $1,000 thereof or any integral multiple thereof.

     SECTION 1.7 Global Securities. The 7.875% Notes will initially be issued in the form of one or more Global Securities registered in the name of the Depositary (which initially shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, 7.875% Notes represented by such Global Security or Global Securities will not be exchangeable for, and will not otherwise be issuable as, 7.875% Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
     A Global Security shall be exchangeable for 7.875% Notes registered in the names of the persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, (ii) the Company decides to discontinue use of the system of book-entry transfer through the Depositary (or any successor Depositary), or (iii) an Event of Default under the Indenture with respect to the 7.875% Notes represented by such Global Security shall have occurred and be continuing. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 7.875% Notes in certificated form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of differing denominations aggregating a like amount. Such definitive 7.875% Notes shall be registered in the names of the owners of the beneficial interests in such Global Security as such names are from time to time provided by the relevant participants in the Depositary holding such Global Security (as such participants are identified from time to time by such Depositary).
     If at any time the Depositary for the 7.875% Notes notifies the Company that it is unwilling or unable to continue as Depositary for the 7.875% Notes or if at any time the Depositary for the 7.875% Notes shall no longer be eligible under this Section 1.7 or any of the provisions of Article Six of the Original Indenture, the Company shall appoint a successor Depositary with respect to the 7.875% Notes. If a successor Depositary for the 7.875% Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of an Issuer Order for the authentication and delivery of 7.875% Notes in certificated form, will authenticate and deliver 7.875% Notes in certificated form in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such 7.875% Notes in exchange for such Global Security or Securities.
     Any Global Security that is exchangeable pursuant to this Section 1.7 shall be exchangeable for 7.875% Notes issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary that is the Holder of such Global Security shall direct.
     In the event that a Global Security is surrendered for redemption in part pursuant to the Indenture, the Company shall execute, and the Trustee shall authenticate and deliver to the Depositary for such Global Security, without service charge, a new Global Security in a denomination equal to and in exchange for the unredeemed portion of the principal of the Global Security so surrendered.

     Members of, or participants in, a Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by a Depositary, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, form giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of the 7.875% Notes, including without limitation the granting of proxies or other authorization of participants to give or take any request, demand, authorization of participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a Holder is entitled to give or take under the Indenture.
     SECTION 1.8 Redemption; No Sinking Fund. The 7.875% Notes may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of:
•	100% of the principal amount of the 7.875% Notes then outstanding to be redeemed; or
•	the sum of the present values of the remaining scheduled payments of principal and interest on the 7.875% Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
     The 7.875% Notes are not repayable at the option of any Holder thereof prior to the Stated Maturity of the principal thereof.
     The 7.875% Notes shall not have a sinking fund.
     The provisions of Article Ten of the Original Indenture shall govern any redemption of the 7.875% Notes pursuant to this Section 1.8.
     SECTION 1.9 Tax Redemption. If, as a result of: (a) any amendment to, or change in, the laws or treaties (or regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date); or (b) any amendment to, or change in, the official application or official interpretation of the laws, treaties, regulations or rulings of any Relevant Taxing Jurisdiction which is announced and becomes effective after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Taxing Jurisdiction until a later date, such later date), such Foreign Successor Issuer would be obligated to pay, on the next date for any payment and as a result of that amendment or change, Additional Amounts as described in Section 1.5 with respect to the Relevant Taxing Jurisdiction, which such Foreign Successor Issuer reasonably determines it cannot avoid by the use of reasonable measures available to it, then such Foreign Successor Issuer may redeem all, but not less than all, of the notes, at any time thereafter, upon not less than 30 nor more than 60 days’ notice, at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.
     Prior to the giving of any notice of redemption described in this paragraph, a Foreign Successor Issuer will deliver to the Trustee:
     (a) a certificate signed by an officer of such Foreign Successor Issuer stating that the obligation to pay the Additional Amounts cannot be avoided by such Foreign Successor Issuer’s taking reasonable measures available to it; and
     (b) a written opinion of independent legal counsel to such Foreign Successor Issuer of recognized standing to the effect that such Foreign Successor Issuer has or will become obligated to pay such Additional Amounts as a result of a change, amendment, official interpretation or application described above.
     The provisions of Article Ten of the Original Indenture shall govern any redemption of the 7.875% Notes pursuant to this Section 1.9. No notice of redemption may be given by a Foreign Successor Issuer more than 60 days before such Foreign Successor Issuer first becomes liable to pay any Additional Amounts.
     SECTION 1.10 Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the 7.875% Notes, with the Place of Payment initially being the corporate trust facility of the Trustee located at U.S. Bank National Association, Corporate Trust Services, 100 Wall Street Suite 1600, New York, New York 10005.
ARTICLE II
Event of Default
     SECTION 2.1 Event of Default. Section 501 of the Original Indenture is hereby amended in its entirety with respect to the 7.875% Notes, to read as follows:
     “Event of Default” (except as otherwise specified or contemplated by Section 301 for Securities of any series) wherever used herein with respect to 7.875% Notes, means any one of the following events:
     (1) default in the payment of the principal amount or redemption price of any 7.875% Note at its Maturity; or
     (2) default in the payment of any accrued and unpaid interest upon any 7.875% Note when it becomes due and payable, and continuance of such default for a period of 60 days; or

     (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whole performance or whose breach is elsewhere in this section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than the 7.875% Notes) for a period of 60 days after there has been given, and continuance of such by registered or certified mail, to the Company by the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;
     (4) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (5) the commencement by the Company of a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to have a case commenced against it to seek an order for relief under any applicable bankruptcy, insolvency or other similar law or the taking of corporate action by the Company in furtherance of any such action; or
     (6) default under any other debenture, note or other evidence of indebtedness of the Company issued under this Indenture, the Company’s senior indenture relating to the Company’s 2033 Senior Notes or the Company’s subordinated indenture relating to the Company’s 2007 Junior Debentures, whether such indebtedness now exists or is hereafter created, which default involves the failure to pay principal on indebtedness at the final maturity thereof after the expiration of any applicable grace period with respect thereto or which has resulted in indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable unless the repayment is discharged or such acceleration is cured, waived, rescinded or annulled within 10 days after written notice thereof shall have been given by registered or certified mail, return receipt requested, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of each series which notice shall state that it is a “Notice of Default” hereunder.
ARTICLE III
Covenants
     SECTION 3.1 Company May Consolidate, Etc. Only on Certain Terms.
     (a) Subject to Section 3.1(c), the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:
     (1) the Company is the surviving corporation in a merger or consolidation; or
     (2) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person: the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the company substantially as an entirety shall be a (a) corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia or (b) Foreign Successor Issuer and shall in each case expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal and interest on all the 7.875% Notes and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed, and
     (3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and
     (4) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     (b) Subject to Section 3.1(c), any indebtedness which becomes an obligation of the Company or any Subsidiary as a result of any such transaction shall be treated as having been incurred by the Company or such Subsidiary at the time of such transaction.
     (c) The provisions of Section 3.1(a) and (b) shall not be applicable to:
     (1) the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of the Company’s wholly owned Subsidiaries to the Company or to other wholly owned Subsidiaries of the Company; or

     (2) any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transaction or change of control is structured to include the merger of the Company into, or consolidation by the Company with, another Person or conveyance, or transfer or lease of the Company’s properties and assets substantially as an entirety.
     SECTION 3.2 Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 3.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and any supplemental indenture hereto pursuant to Section 3.1(a)(4) with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Original Indenture and this First Supplemental Indenture with respect to the 7.875% Notes.
     SECTION 3.3 Limitation on Liens. Neither the Company nor any Restricted Subsidiaries may use any voting stock of a Restricted Subsidiary as security for any debt of the Company or other obligations unless all of the 7.875% Notes are secured to the same extent as and for so long as that debt or other obligation is so secured, provided, however that such restriction shall not apply to liens existing at the time a Person becomes a Restricted Subsidiary or any renewal or extension of any such liens.
ARTICLE IV
Miscellaneous Provisions
     SECTION 4.1 Recitals by Company. The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be responsible in any manner whatsoever for, or in respect of, and makes no representations as to, the validity or sufficiency of this First Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the 7.875% Notes and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.
     SECTION 4.2 Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.
     SECTION 4.3 Governing Law. As provided in Section 112 of the Original Indenture, this First Supplemental Indenture shall be construed under the laws of the State of New York, without regard to conflicts of laws principles thereof.

     SECTION 4.4 Executed in Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

DELPHI FINANCIAL GROUP, INC.
By:	/s/ Chad W. Coulter
	Name:	Chad W. Coulter
	Title:	Sr. Vice President, Secretary and General Counsel

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michelle Mena
	Name:	Michelle Mena
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE (I) BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR (II) BY A NOMINEE OF THE DEPOSITARY OR THE DEPOSITARY TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.
     Unless this Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company. ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No.
CUSIP No.
DELPHI FINANCIAL GROUP, INC.
7.875% SENIOR NOTE DUE 2020
     DELPHI FINANCIAL GROUP, INC., a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of [          ] ($[      ]) on January 31, 2020, and to pay interest on the outstanding principal amount thereon from January 20, 2010, or from the immediately preceding interest payment date, on January 31 and July 31 of each year (each such date, an “Interest Payment Date”), to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date, beginning July 31, 2010, at the rate of 7.875% per annum, or as may be adjusted pursuant to the terms hereof, until the entire principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on this security shall be computed on the basis of a 360-day year of twelve 30-day months.
     In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A “Business Day” shall mean a day that in the City of New York or in any place of payment is not a day on which banking institutions are authorized by law or regulations to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the first day of the month in which an Interest Payment Date occurs (a “Regular Record Date”). Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Security not more than 15 or less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
     The principal of and the interest on this Security shall be payable at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Payment in respect of the Securities represented as

Global Securities (including principal and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Person entitled thereto. All payments of principal and interest hereunder shall be made in immediately available funds.
     Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.
DELPHI FINANCIAL GROUP, INC.

By:
Name:
Title:

Attest:
By:
Name:
Title:

[Certificate of Authentication]
This is one of the Securities referred to in the within-mentioned Indenture.
Date:

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(FORM OF REVERSE OF SECURITY)
1. Interest; Interest Rate Adjustment
The Company promises to pay interest on the principal amount of this 7.875% Note at the rate per annum shown above, as may be adjusted as set forth below. The Company will pay interest semiannually on January 31 and July 31 of each year, beginning July 31, 2010. Interest on the 7.875% Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 20, 2010. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The interest rate payable on the 7.875% Notes will be subject to adjustments from time to time if any of Moody’s, S&P or Fitch downgrades (or subsequently upgrades) the debt rating assigned to the Notes, as set forth below.
If the rating on the 7.875% Notes from Moody’s, S&P, or Fitch, is a rating set forth in the immediately following table, the per annum interest rate on the 7.875% Notes will increase from that set forth herein by the percentage set forth opposite that rating; however, for this purpose, only the two lowest of the rating levels of Moody’s, S&P and Fitch shall be taken into account:

Rating	Rating Agency
Levels	Moody’s	S&P	Fitch	Percentage
1	Ba1	BB+	BB+	0.25%
2	Ba2	BB	BB	0.50%
3	Ba3	BB-	BB-	0.75%
4	B1 or below	B+ or below	B+ or below	1.00%
If any of Moody’s, S&P or Fitch subsequently increases its rating with respect to the 7.875% Notes to or above any of the threshold ratings set forth above, the per annum interest rate on such 7.875% Notes will be decreased such that the per annum interest rate equals the interest rate set forth herein plus the percentages (if any) applicable to the lowest two ratings levels of Moody’s, S&P and Fitch in effect immediately following the increase.
Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s, S&P or Fitch, shall be made independent of any and all other adjustments. In no event shall (1) the per annum interest rate on the 7.875% Notes be reduced below the interest rate set forth herein, and (2) the total increase in the per annum interest rate on the 7.875% Notes exceed 2.00% above the interest rate set forth herein.
If any two of Moody’s, S&P or Fitch ceases to provide a rating of the 7.875% Notes, any subsequent increase or decrease in the interest rate of the 7.875% Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above.

No adjustments in the interest rate of the 7.875% Notes shall be made solely as a result of Moody’s, S&P or Fitch ceasing to provide a rating. If all of Moody’s, S&P and Fitch cease to provide a rating of the 7.875% Notes, the interest rate on the 7.875% Notes will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on the 7.875% Notes on the date of their issuance.
Any interest rate increase or decrease described above will take effect from the first Business Day of the interest period during which a rating change requires an adjustment in the interest rate. If any of Moody’s, S&P or Fitch changes its rating of the 7.875% Notes more than once during any particular interest period, the last such change to occur will control in the event of a conflict.
The interest rate on the 7.875% Notes will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies) if the 7.875% Notes become rated A3, A- or A- or higher by any two of Moody’s, S&P and Fitch, respectively (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by both such rating agencies.
Promptly after any change in the interest rate on the 7.875% Notes as provided above, the Company shall notify the Trustee in writing that (i) the effective date the interest rate on the 7.875% Notes has changed in accordance with this Section 1.4; (ii) the amount of the related increase or decrease; and (iii) the new interest rate on the 7.875% Notes.
2. Method of Payment
The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the first day of the month in which a relevant interest payment date occurs. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by check payable in such money. It may mail an interest check to a Holder’s registered address.
3. Paying Agent and Registrar.
Initially, U.S. Bank National Association, as Trustee (the “Trustee”), will act as Paying Agent and Registrar. The Company may change any Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or Co-Registrar.
4. Indenture; Supplemental Indenture.
The Company issued the Securities of this series under an Indenture dated as of January 20, 2010 (the “Indenture”) between the Company and the Trustee. The Securities of this series are unsecured general obligations of the Company limited in aggregate principal amount to $250,000,000. The Indenture does not limit other unsecured debt. The terms of the Securities include those stated in the Indenture, those stated in a Supplemental Indenture (the “Supplemental Indenture”) creating the series and those made part of the Indenture by reference to the Trust In-

denture Act of 1939, as amended and as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture or Supplemental Indenture and such Act for a statement of them. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture as supplemented by the Supplemental Indenture.
5. Optional Redemption.
The Company may redeem the 7.875% Notes in whole at any time or in part from time to time at the Company’s option at a redemption price equal to the greater of:
•	100% of the principal amount of the 7.875% Notes then outstanding to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the 7.875% Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
     “Comparable Treasury Issue” means the U.S. Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term (“remaining life”) of the 7.875% Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining life.
     “Comparable Treasury Price” means with respect to any redemption date (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means Banc of America Securities LLC or Wells Fargo Securities, LLC, as specified by the Company, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means (1) Banc of America Securities LLC and a primary treasury dealer (as defined below) selected by Wells Fargo Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “primary treasury dealer”), the Company will substitute therefor another primary treasury dealer and (2) any three other primary treasury dealers selected by the Company after consultation with the Independent Investment Banker.

     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
     “Treasury Rate” means, with respect to any redemption date:
•	the yield to maturity, under the heading which represents the average for the calendar week immediately preceding the date of calculation, as compiled and published in the most recently published statistical release designated “H.15(519)” that has become publicly available for at least three business days prior to such redemption date, or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest one-twelfth of a year); or

•	if such release (or any successor release) is not published during the week immediately preceding the date of calculation or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
6. Notice of Redemption.
Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. All notices of redemption shall state the redemption date, the redemption price and any accrued interest, the identification of the particular Securities (if less than all the outstanding 7.875% Notes are to be redeemed) to be redeemed, that on the redemption date the redemption price and any accrued interest will become due and payable upon each such 7.875% Note, and other details regarding the redemption.
7. Denominations, Transfer, Exchange.
The Securities are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not transfer or exchange any Securities for a period 15 days before the day of the mailing of a notice of redemption of Securi-

ties to be redeemed or transfer or exchange any Securities or portions of them selected for redemption.
8. Persons Deemed Owners.
The registered Holder of a Security may be treated as its owner for all purposes.
9. Amendment, Supplement, Waiver.
Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented by the Company with the consent of the Holders of at least a majority in principal amount of the Securities of all series affected by the amendment, and any past default on a series or compliance with any provision may be waived with the consent of the Holders of a majority in principal of the Securities of the series. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to evidence the succession of another corporation to the Company, to provide that specific provisions of the Indenture will not apply to a series not previously issued, to provide for uncertificated Securities in addition to or in place of certificated Securities, to create a series and establish its terms, to provide for a separate Trustee for one or more series, to add to covenants of the Company or surrender any rights or power conferred upon the Company, to evidence or provide for a successor Trustee or to make any change that does not materially adversely affect the rights of any Holder.
10. Defeasance Prior to Redemption or Maturity.
Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity.
11. Defaults and Remedies.
An Event of Default is: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities (at maturity, upon redemption or otherwise); failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions or agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the Securities to be due and payable immediately. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from the notice of any continuing default (except a default in payment of principal or interest) if its determines that withholding notice is in Holders’ interest. The Company is required to file periodic reports with the Trustee as to the absence of default.

12. Authentication.
This Security shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Security.
13. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
14. Requests for Copies.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the Supplemental Indenture. Requests may be made to: Secretary, Delphi Financial Group, Inc., 1105 North Market Street, Suite 1230, P.O. Box 8985, Wilmington, Delaware 19899.

ASSIGNMENT FORM
     If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint
                                                                                    agent to transfer this Security on the books of the Company. The agent maysubstitute another to act for him.

Date:	our Signature:
(Sign exactly as your name
appears on the other side of
this Security)
Signature Guarantee: